UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported: January 1, 2001)

FBL Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

IOWA                1-11917               		42-1411715
(State or Other   (Commission File Number)       (IRS Employer
Jurisdiction of            				Identification No.)
Incorporation)

5400 UNIVERSITY AVENUE
WEST DES MOINES, IOWA                              50266-5997
(Address of Principal Executive Offices)            (Zip Code)

Registrant's telephone number, including area code: (515) 225-
5400



ITEM 5.   OTHER EVENTS

Effective January 1, 2001, the assets and liabilities of Kansas Farm Bureau Life Insurance Company were transferred to a subsidiary of FBL Financial Group, Inc., and consideration was transferred to the sellers.

The transaction had been the subject of an initial filing on Form 8-K September 26, 2000. On September 25, 2000, FBL Financial Group and its wholly owned subsidiary, Farm Bureau Life Insurance Company, entered into an Asset Acquisition Agreement with The Kansas Farm Bureau, Kansas Farm Bureau Services, Inc., and Kansas Farm Bureau Life Insurance Company which had the result of the assets, liabilities and operations of Kansas Farm Bureau Life Insurance Company being consolidated into Farm Bureau Life Insurance Company, and The Kansas Farm Bureau receiving 3,411,000 shares of a new FBL Financial Group Series C Cumulative Voting Preferred Stock, $25.8425 par value per share, to be mandatorily redeemable to the extent of 49.9% at par value one year after issuance, the remainder mandatorily redeemable at par value five years after issuance.

The parties made certain amendments to the transactions in the interim, including that the number of shares to Kansas Farm Bureau increased to 3,429,500, the par value of the Series C Cumulative Voting Preferred Stock increased to $26.8404 and the shares become mandatorily redeemable to the extent of 49.45764% not until three years after issuance.

See Exhibit 99.1, attached, press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
By:  /s/ James W. Noyce
James W. Noyce
Chief Financial Officer
Dated:  January 12, 2001

                                      EXHIBITS

Exhibit 2.1.1	First Amendment to Asset Acquisition Agreement

Exhibit 2.1.1(a)  Exhibit A to First Amendment to Asset Acquisition Agreement:
Form of Articles of Amendment, Certificate of Designations, Series C Cumulative Voting Preferred Stock of FBL Financial Group, Inc.

Exhibit 99.1 Press Release dated January 3, 2001 announcing completion of asset acquisition transaction